EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this Registration Statement of Showpower, Inc. on Form S-8 of our report dated March 24, 1999, appearing in the Annual Report on Form 10-KSB of Showpower, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Los Angeles, California
May 28, 1999